Exhibit 10.4

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) made and entered into as of September 20, 2007, by and among, GD Conference Center, Inc., a Delaware corporation (hereinafter referred to as the “Company”), Deborah Destler, Peter Destler and Jonathan Destler (the “Control Stockholders” and each a “Control Stockholder”) and James Fitzsimons, an individual (the “Buyer” or “JF”).

RECITALS

WHEREAS, the Control Stockholders own a total of 890,000 restricted shares of the Company’s common stock (“Control Stock”) which shares were not included in the Company’s Registration Statement on Form SB-2 number 333-141993 ordered effective May 10, 2007 (the “Registration Statement”); and

WHEREAS, JF desires to acquire all of the Control Stock and the Control Stockholders desire to sell the Control Stock for $454,000 and JF’s contribution of certain oil and gas exploration rights set forth on Schedule A hereto (the “Rights”) to the Company (the “Purchase Price”) and the Control Stockholders desire to sell all of their Control Shares to JF for $454,000 conditioned upon JF contributing the Rights to the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

1.	PURCHASE OF THE SHARES AND CONSIDERATION

1.1         Shares Being Purchased. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the “Closing”), each of the Control Stockholders shall sell, assign, transfer and deliver to JF the number of shares of common stock of the Company set forth opposite each such Control Stockholder’s name on the signature page hereto.

1.2          Consideration. Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the Control Shares to JF, at the Closing the JF shall transfer the Rights to the Company and pay the Control Shareholders an aggregate of $454,000, said $454,000 (the “Cash Portion”) has been deposited by JF in an account maintained by the attorney for the Control Stockholders to be applied solely in accordance with this Agreement and upon closing shall be delivered in accordance with the written instructions of the Control Stockholders. If this Agreement shall be terminated, the Cash Portion shall be returned to JF.

2.	THE CLOSING

2.1          Time and Place. The closing of the transactions contemplated by this Agreement shall be held at the offices of Frank J Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, NY 10607, at 4:00 p.m. on September 20, 2007, or on such other date and at such other time and place as the parties may agree upon in writing (the “Closing”).

2.2          Deliveries by the Control Stockholders. At the Closing, each Control Stockholder shall deliver to JF the stock certificates representing the number of Control Shares set forth opposite the name of such Control Stockholder on the signature page hereto (which also sets forth the certificate number), duly endorsed or accompanied by stock powers duly executed in blank or otherwise in form acceptable for transfer on the books of the Company.

2.3          Deliveries by JF. At the Closing, JF shall deliver the cash portion of the Purchase Price to the Control Shareholders and Rights to the Company in form acceptable to counsel to the Company.

3.	INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE CONTROL STOCKHOLDERS

Each of the Control Stockholders, jointly and severally, represents and warrants to JF as follows:

3.1         Title. Such Control Stockholder owns the number of Control Shares set forth opposite such Control Stockholder's name on the signature page hereto, and shall transfer to JF at the Closing good and valid title to said number of Control Shares, free and clear of all restrictions on transfer (other than any restrictions under federal and state securities laws), liens, claims, options, charges, pledges, security interests, and encumbrances of every kind, character or description. Such Control Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

3.2         Valid and Binding Agreement. Such Control Stockholder has the full and unrestricted right, power and authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by such Control Stockholder and constitutes the valid and binding obligation of such Control Stockholder, enforceable in accordance with its terms.

3.3          Noncontravention. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Control Stockholder is a party or by which such Control Stockholder or such Control Stockholder’s property is bound, or to the knowledge of such Control Stockholder any existing applicable law, rule, regulation, judgment, or court order. Such Control Stockholder is not and will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.4 Accurate Information. To the best of such Control Shareholders knowledge, after due investigation, the information filed by the Company pursuant to the Securities Act of 1933, as amended (the “1933 Act”) and the Securities and Exchange Act of 1934, as amended (the “1934 Act”) is true accurate and complete and does not omit any facts, necessary to make such documents not misleading.

4.	REPRESENTATIONS AND WARRANTIES OF JF.

JF represents and warrants to the Company and each of the Controlling Shareholders as follows:

4.1          Authority. JF has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement constitutes the valid and binding obligation of JF, enforceable in accordance with its terms.

4.2          Information Regarding The Buyer and The Rights. The Buyer has delivered to the Company and the Control Stockholders a draft Form 8-K to be filed by the Company on completion of the transactions contemplated by this Agreement (the “8-K Draft”). The 8-K Draft accurately describes the Rights and will not be materially changed prior to filing. Counsel to the Company has confirmed the 8-K Draft complies as to form and content with the rules and regulations of the Securities and Exchange Commission (“SEC”) in all material respects.

4.3         Litigation. There is no claim, action suit or proceeding, at law or in equity, pending or threatened against Buyer affecting any of the Rights, (nor, to the knowledge of the Buyer, is there any basis therefor) that might result, either in any case or in the aggregate, in any material adverse change in the Rights, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Buyer or relating to the Rights having, or which insofar as can be reasonably foreseen, in the future may have, any such effect. There is no claim, action, suit or proceeding by the Buyer currently pending or which Buyer intends to initiate that might potentially result in a counterclaim affecting the Rights.

4.4         No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of any agreement, contract, lease, license or instrument to which JF is a party or by which it or any of his properties or assets are bound, or any judgment, decree, order, or writ by which JF is bound or to which it or any of his properties or assets are subject.

4.5          Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to JF or the Rights in connection with the execution and delivery of this Agreement or the consummation by JF of the transactions contemplated herein.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to JF as follows:

5.1          Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

5.2	Organization.

5.2(a)    The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Company.

5.2(b)      The copies of the Articles of Incorporation, and all amendments thereto, of the Company, as certified by the Secretary of State of Delaware, and the bylaws of the Company and all amendments thereto, as certified by the Secretary of the Company, which will be delivered to JF for examination prior to the Closing, are complete and correct copies of the Articles of Incorporation and bylaws of the Company in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of the Company are contained in the minute book of the Company, which will be delivered to JF for examination prior to the Closing, and no minutes or actions in writing without a meeting will be included in such minute book since delivery to JF that will not also be delivered to JF. The minute book of the Company contains complete and accurate records of all meetings and other corporate actions of its Board of Directors and stockholders.

5.3	Capitalization.

5.3(a)    The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.0001 par value, of which 1,054,000 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, $0.0001 par value, of which there are no shares issued and outstanding. All of the issued and outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, the Company’s charter documents or bylaws or any agreement to which the Company is a party or by which it is bound, and were offered and sold in compliance with applicable state and Federal securities laws.

5.3(b)    There are no outstanding options, warrants, subscriptions, calls, rights, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, sold or delivered, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription, call, right, demand, commitment, convertible security or other agreement.

5.4          Equity Investments. The Company does not own any capital stock or have any interest in any corporation, partnership, or other form of business entity.

5.5          Financial Statements. The Company has delivered to JF copies of its audited balance sheet for the fiscal year ended December 31, 2006 (the “Balance Sheet”) and the related audited statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2006 together with appropriate notes to such financial statements, a copy of which is included in the Registration Statement filed by the Company with the SEC, and copies of its unaudited balance sheet as of June 30, 2007 and the related unaudited statements of operations, changes in stockholders’ equity and cash flows for the three and six month period ended June 30, 2007 (the “Company Financial Statements”), a copy of which is included in the Company’s Quarterly Report on Form 10-QSB for the three month period ended June 30, 2007 filed by the Company with the SEC. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition and results of operations of the Company at the dates and for the periods covered by the Company Financial Statements.

5.6          Absence of Liabilities. As of the date hereof and as of the date of Closing, the Company does not have and will not have any debts, liabilities, or obligations of any nature, except for legal expenses and costs, stock transfer fees and accounting fees in connection with this Transaction. Legal fees shall not exceed $10,000.

5.7          Tax Returns. Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and has paid in full all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon (all such items are collectively referred to as “Taxes”) due to, or claimed to be due by, any governmental authority. The Balance Sheet fully accrues all current and deferred Taxes. The Company has not been delinquent in the payment of any Taxes and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. As of the date of Closing, the Company will not have any liability for Taxes which has not been paid or noted in the Company Financial Statements.

5.8          Litigation. There is no claim, action, suit, proceeding or investigation, at law or in equity, pending or threatened against the Company affecting any of its properties or assets or, to the knowledge of the Company, against any officer or director of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

5.9          Compliance with Applicable Law. The Company has complied with all applicable laws, regulations, orders and other requirements of all governmental entities having jurisdiction over it and its assets, properties and operations, except in any case where the failure to comply would not have a material adverse effect on the business, assets or financial condition of the Company. The Company has not received any notice of any material violation of any such law, regulation, order or other legal requirement, and is not in material default with respect to any order, writ, judgment, award, injunction or decree of any governmental entity, applicable to the Company or any of its assets, properties or operations.

5.10       Contracts and Agreements. The Company is not a party to or bound by nor are any of its properties and assets subject to any contract, instrument, lease, license, agreement, guaranty, commitment or undertaking.

5.11       Employees; Employee Plans. The Company is not a party to or bound by any employment, consulting, or retainer agreement, or any profit-sharing, deferred compensation, bonus, savings, stock option, stock purchase, or incentive plan or agreement.

5.12       No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of any term or provision of, constitute a default under or result in a violation of, the Articles of Incorporation or bylaws of the Company, as amended, any agreement, contract, instrument, lease, license, agreement or undertaking to which the Company is a party or by which it or any of its assets are bound, or any judgment, decree, order or writ by which the Company is bound or to which it or any of its assets or properties are subject.

5.13       Consent. The Company is not required to submit any notice, report, statement, or other filing with and no consent, approval, order or authorization by any Person is required to be obtained by the Company in connection with the execution and delivery of this Agreement, other than (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities law and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the Company.

5.14       Stockholder List. A complete and accurate list of the stockholders of record of the Company will be delivered to JF prior to the Closing.

5.15       Registration Rights. No Person has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933 relating to any securities of the Company or any right to participate in any such registration statement.

5.16	Compliance with Securities Laws.

5.16(a) All reports required to be filed by the Company with the Securities and Exchange Commission (collectively, the “Reports”) have been properly filed and comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder with respect to such Reports. None of the filed Reports contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not misleading.

5.16(b) No formal or informal investigation or examination by the Securities and Exchange Commission or by the securities administrator of any state is pending or threatened against the Company.

5.16(c) The Company has not been convicted of any felony or misdemeanor in connection with the purchase and sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

5.16(d) The Company is not subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

5.16(e) The Company does not have a class of securities registered under and is not subject to Section 12(g) of the Securities Exchange Act of 1934.

5.17      Investment Company. The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and neither the Company nor its officers or directors are required to be registered as investment advisors under the Investment Advisor Act of 1940, as amended.

6.	COVENANTS RELATING TO CONDUCT OF BUSINESS OF THE

COMPANY

During the period from the date of this Agreement and continuing until the Closing, the Company agrees (except as expressly contemplated by this Agreement or to the extent that JF shall otherwise consent in writing) that:

6.1          Ordinary Course. The Company shall not conduct any business or engage in any activities other than activities related to the closing of the transactions contemplated by this Agreement.

6.2          Dividends; Changes in Stock. The Company shall not and shall not propose to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or (iii) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

6.3          Issuance of Securities. The Company shall not issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

6.4          Governing Documents. The Company shall not amend its Articles of Incorporation or Bylaws.

6.5          No Contracts or Undertakings. The Company shall not become a party to or become bound by or agree to become a party to or become bound by any contract, instrument, lease, license, agreement, commitment or undertaking.

6.6           No Obligations or Liabilities. The Company shall not incur or agree to incur any amount of long or short-term debt for money borrowed, or indemnify or agree to indemnify others, or incur or agree to incur any debts, obligations or liabilities whatsoever.

7.	ADDITIONAL AGREEMENTS

7.1	Access to Information.

(a)          JF shall afford to the Company and shall cause its independent accountants to afford to the Company, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning the Rights, as the Company may reasonably request, provided that JF shall not be required to disclose any information which he is legally required to keep confidential. The Company will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to the disclosing party all documents obtained from JF, and any copies made of such documents, extracts and copies thereof.

(b)          The Company shall afford to JF and shall cause its independent accountants to afford to JF and his accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the Company's properties, books, contracts, commitments and records and to the audit work papers and other records of the Company's independent accountants. During such period, the Company shall use reasonable efforts to furnish promptly to JF such information concerning the Company as JF may reasonably request, provided that the Company shall not be required to disclose any information that it is legally required to keep confidential. JF will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and JF will cause his consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason JF shall promptly return, or cause to be returned, to the disclosing party all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

7.2          Communications. Between the date hereof and the Closing Date, the Company will not, without the prior written approval of JF, furnish any communication to the public if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement, except as may be necessary, in the opinion of their respective counsel, to comply with the requirements of any law, governmental order or regulation.

7.3          No Shop. From the date of this Agreement until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement; neither Company nor JF shall cause their respective shareholders, officers, directors, employees and other agents to directly or indirectly, take any action to solicit, initiate or encourage any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any equity interest in, or a substantial portion of the assets of itself, other than in connection with the transactions contemplated by this Agreement. Each of the parties hereto shall immediately advise the other party of the terms of any offer, proposal or indication of interest that it receives or otherwise becomes aware of.

7.4          Public Announcements. The Company and JF shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the written consent of the other party.

7.5          Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a)         any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with any of the transactions contemplated by this Agreement;

(b)        any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c)         any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 3,4 and 5 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement

7.	CONDITIONS PRECEDENT

7.1          Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions, unless waived by the Company:

(a)          Representations and Warranties of JF. The representations and warranties of JF and set forth herein shall be true and correct in all material respects as of the date of this Agreement and on the date of the Closing.

(b)          Additional Closing Documents. The Company shall have received such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by the Company.

7.2          Conditions to Obligations of JF. The obligations of JF to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions unless waived by JF:

(a)          Representations and Warranties of the Company. The representations and warranties of the Company set forth herein shall be true and correct in all material respects as of the date of this Agreement and on the date of Closing, and JF and shall have received a certificate signed by an executive officer of the Company to such effect.

(b)          Election of Directors and Officers. JF shall have been elected to the Board of Directors of the Company.

(c)          Additional Closing Documents. JF shall have received the following documents and instruments:

(1)          Certified resolutions of the Company's Board of Directors (a) authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, (b) electing JF as a director of the Company effective as of the date of Closing;

(2)          A current list of the Company's stockholders certified by the Company's stock transfer agent; and

(3)          Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by JF.

9.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties contained herein shall survive the Closing, but shall expire on the first anniversary date following the date of Closing, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before such anniversary date. Any investigations made by or on behalf of any of the parties prior to the date of Closing shall not affect any of the parties’ obligations hereunder. Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

10.	TERMINATION

10.1       Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)          by mutual written consent of the Company, the Controlling Stockholders and JF;

(b)          by the Company or the Controlling Stockholders if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by JF; or

(c)          by JF if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company or the Controlling Stockholders.

10.2       Effect of Termination. Termination of this Agreement in accordance with Section 11.1 may be effected by written notice from either the Company or JF, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

11.	MISCELLANEOUS

11.1       Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

11.2       Payment of Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

11.3       Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

11.4       Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

11.5       Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6       Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

11.7       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.8       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as they are applied to contracts executed, delivered and to be performed entirely within such state.

11.9       Person. For purposes of this Agreement, the term “Person” shall mean any individual, corporation, partnership, joint venture or other business enterprise or entity and any governmental agency, federal, state or local.

11.10     Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

If to JF:	At the address set forth below his name on the signature page of this Agreement.

If to the Company:	At the address set forth below its name on the signature page of this Agreement.

If to the Controlling Stockholders:	At the address set forth below their name on the signature page of this Agreement.

Copy to:	Frank J Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, NY 10607

11.11	Payment of Expenses.

The Company and JF shall each bear their own fees and expenses (including legal fees) incurred incident to the preparation and carrying out of the transactions contemplated herein.

11.12	Waivers of Conflicts.

The parties hereto acknowledge that Frank J Hariton is acting as counsel to the Company and the Controlling Stockholders in this transaction, but has previously represented and advised JF. Each of the parties hereto represents that he or it has discussed the potential for conflict involved herein with independent counsel and consents to Frank J. Hariton, Esq. representing the Company and the Controlling Stockholders in connection with this Agreement and waives all conflict claims against Mr. Hariton.

12.	APPOINTMENT OF AGENT

The Company and the Controlling Stockholders hereby irrevocably constitute and appoint Frank J. Hariton as their true and lawful attorney (the “Agent”) with full right and power in their names and stead to take any and all action by and on behalf of them necessary or desirable to consummate the transactions contemplated by this Agreement, including without limitation, the right and power to receive and distribute the Purchase Price upon their written instruction.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

GD Conference Center, Inc.

a Delaware corporation

By: /s/ Peter Destler, President
Name: Peter Destler, President

By: /s/ Deborah Destler, Vice President

Name: Deborah Destler, Vice President

Address:	430 Loma Media Road
Santa Barbara, CA 93103

/s/ Peter Destler
Peter Destler (367,500 Shares – Certificate 1016)

430 Loma Media Road

Santa Barbara, CA 93103

/s/ Deborah Destler
Deborah Destler (487,500 Shares – Certificate 1013)

2265 South Beverly Glen Blvd. # 502

Los Angeles, CA 90064

/s/ Jonathan Destler
Jonathan Destler (35,000 Shares – Certificate 1015)

2265 South Beverly Glen Blvd. # 502

Los Angeles, CA 90064

/s/ James Fitzsimons
James Fitzsimons

c/o Frank J Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, NY 10607